EXHIBIT 99

Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2019 Results
RBI delivers consolidated system-wide sales growth of 10% in Q4 and over 8% in 2019
More than 27,000 restaurants now open globally following 1,342 net restaurant openings in 2019
BURGER KING® delivers over 9% system-wide sales growth and adds over 1,000 net new restaurants in 2019
POPEYES® delivers transformational system-wide sales growth of over 42% in Q4 boosted by the Chicken Sandwich
TIM HORTONS® announces plan to reignite growth in Canada by focusing on its fundamentals and founding values

Toronto, Ontario – February 10, 2020 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2019.

Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, “We have three iconic restaurant brands that are together growing rapidly around the world. Last year, we shared a long-term aspiration to build the most loved restaurant brands in the world and have more than 40,000 restaurants open within 8-10 years. I'm proud that our 2019 results have us solidly on track."

“Burger King delivered its strongest year of restaurant growth in the last two decades.  Popeyes launched an iconic Chicken Sandwich that has proven to be a game changer for the brand in every way.  At Tim Hortons, our performance did not reflect the incredible power of our brand and it is clear that we have a large opportunity to refocus on our founding values and what has made us famous with our guests over the years, which will be the basis for our plan in 2020."

2019 Growth and Profitability Highlights:

•	System-wide Sales Growth of 8.3%

•	Net Restaurant Growth of 5.2%

•	Diluted EPS of $2.37 versus $2.42 in prior year

•	Adjusted Diluted EPS of $2.72 versus $2.63 in prior year

•	Net Income Attributable to Common Shareholders and Noncontrolling Interests of $1,109 million versus $1,143 million in prior year

•	Adjusted EBITDA of $2,304 million increased 6.5% organically versus the prior year

•	Net cash provided by operating activities of $1,476 million and Free Cash Flow of $1,414 million

Dividend Update:

•
RBI announced that its board of directors declared a dividend of $0.52 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership (“RBI LP”) for Q1 of 2020

•	In connection with the declared dividend, RBI also announced that it is targeting a total of $2.08 in dividends per common share and partnership exchangeable unit of RBI LP for 2020

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
System-wide Sales Growth
TH	(2.9)%	2.4%	(0.3)%	2.4%
BK	8.4%	8.4%	9.3%	8.9%
PLK	42.3%	6.3%	18.5%	8.9%
Consolidated	9.9%	6.8%	8.3%	7.4%
System-wide Sales (in US$ millions)
TH	$1,679	$1,727	$6,716	$6,869
BK	$5,905	$5,528	$22,921	$21,624
PLK	$1,327	$934	$4,397	$3,732
Consolidated	$8,911	$8,189	$34,034	$32,225
Net Restaurant Growth
TH	1.8%	2.1%	1.8%	2.1%
BK	5.9%	6.1%	5.9%	6.1%
PLK	6.9%	7.3%	6.9%	7.3%
Consolidated	5.2%	5.5%	5.2%	5.5%
System Restaurant Count at Period End
TH	4,932	4,846	4,932	4,846
BK	18,838	17,796	18,838	17,796
PLK	3,316	3,102	3,316	3,102
Consolidated	27,086	25,744	27,086	25,744
Comparable Sales
TH	(4.3)%	1.9%	(1.5)%	0.6%
BK	2.8%	1.7%	3.4%	2.0%
PLK	34.4%	0.1%	12.1%	1.6%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2019	2018	2019	2018
	(unaudited)		(unaudited)
Total Revenues	$1,479	$1,385	$5,603	$5,357
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$255	$301	$1,109	$1,143
Diluted Earnings per Share	$0.54	$0.64	$2.37	$2.42

TH Adjusted EBITDA(1)	$297	$297	$1,122	$1,127
BK Adjusted EBITDA(1)	$266	$247	$994	$928
PLK Adjusted EBITDA(1)	$59	$37	$188	$157
Adjusted EBITDA(2)	$622	$581	$2,304	$2,212

Adjusted Net Income(2)	$351	$318	$1,274	$1,242
Adjusted Diluted Earnings per Share(2)	$0.75	$0.68	$2.72	$2.63

	As of December 31,
	2019	2018
	(unaudited)
LTM Free Cash Flow(2)	$1,414	$1,079
Net Debt	$10,763	$11,372
Net Leverage(2)	4.7x	5.1x

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA, and PLK Adjusted EBITDA are our measures of segment profitability.

(2)
Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Effective January 1, 2019, we adopted the new lease accounting standard ("New Standard"). Our consolidated financial statements for 2019 reflect the application of the New Standard, while our consolidated financial statements for 2018 were prepared under the guidance of the previously applicable lease accounting standard (“Previous Standard”).

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by system-wide sales growth, the impact of the New Standard on franchise and property revenues and an increase in supply chain sales, which include sales of products, supplies and restaurant equipment, as well as sales to retailers, partially offset by FX movements.

The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the full year and fourth quarter was primarily driven by an increase in income tax expense, the change in other operating expenses (income), net (driven by FX) and loss on early extinguishment of debt, partially offset by growth in segment income.

The year-over year change in Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth.

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
	(unaudited)		(unaudited)
System-wide Sales Growth	(2.9)%	2.4%	(0.3)%	2.4%
System-wide Sales	$1,679	$1,727	$6,716	$6,869
Comparable Sales	(4.3)%	1.9%	(1.5)%	0.6%

Net Restaurant Growth	1.8%	2.1%	1.8%	2.1%
System Restaurant Count at Period End	4,932	4,846	4,932	4,846

Sales	$586	$574	$2,204	$2,201
Franchise and Property Revenues	$286	$278	$1,140	$1,091
Total Revenues	$872	$852	$3,344	$3,292

Cost of Sales	$444	$438	$1,677	$1,688
Franchise and Property Expenses	$90	$69	$358	$279
Segment SG&A	$73	$76	$309	$314
Segment Depreciation and Amortization	$26	$24	$106	$102
Adjusted EBITDA(1)(3)	$297	$297	$1,122	$1,127

(3)
TH Adjusted EBITDA includes $5 million of cash distributions received from equity method investments for each of the three months ended December 31, 2019 and 2018. TH Adjusted EBITDA includes $16 million and $15 million of cash distributions received from equity method investments for the twelve months ended December 31, 2019 and 2018, respectively.

For the full year and fourth quarter, system-wide sales growth was primarily driven by a decrease in comparable sales of (1.5)% and (4.3)%, respectively, including Canada comparable sales of (1.4)% and (4.6)% for the same periods, partially offset by net restaurant growth of 1.8%.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by the impact of the New Standard on franchise and property revenues and supply chain sales, which include sales of products, supplies and restaurant equipment, as well as sales to retailers, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by supply chain sales.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by supply chain and was offset by FX movements on a GAAP basis.

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
	(unaudited)		(unaudited)
System-wide Sales Growth	8.4%	8.4%	9.3%	8.9%
System-wide Sales	$5,905	$5,528	$22,921	$21,624
Comparable Sales	2.8%	1.7%	3.4%	2.0%

Net Restaurant Growth	5.9%	6.1%	5.9%	6.1%
System Restaurant Count at Period End	18,838	17,796	18,838	17,796

Sales	$19	$19	$76	$75
Franchise and Property Revenues	$443	$408	$1,701	$1,576
Total Revenues	$462	$427	$1,777	$1,651

Cost of Sales	$18	$17	$71	$67
Franchise and Property Expenses	$44	$34	$168	$131
Segment SG&A	$151	$144	$600	$577
Segment Depreciation and Amortization	$12	$12	$49	$48
Adjusted EBITDA(1)(4)	$266	$247	$994	$928

(4)
BK Adjusted EBITDA includes $4 million of cash distributions received from equity method investments for each of the three months ended December 31, 2019 and 2018. BK Adjusted EBITDA includes $6 million and $5 million of cash distributions received from equity method investments for the twelve months ended December 31, 2019 and 2018, respectively.

For the full year and fourth quarter, global system-wide sales growth included system-wide sales growth in the US of 2.7% and 1.4%, respectively, and system-wide sales growth in the rest of the world of 15.3% and 14.5%, respectively. For the full year and fourth quarter, net restaurant growth was 5.9%, while global comparable sales grew 3.4% and 2.8%, respectively, including US comparable sales growth of 1.7% and 0.6%, respectively.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by system-wide sales growth and the impact of the New Standard on franchise and property revenues, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth. This was partially offset by FX movements on a GAAP basis.

PLK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
	(unaudited)		(unaudited)
System-wide Sales Growth	42.3%	6.3%	18.5%	8.9%
System-wide Sales	$1,327	$934	$4,397	$3,732
Comparable Sales	34.4%	0.1%	12.1%	1.6%

Net Restaurant Growth	6.9%	7.3%	6.9%	7.3%
System Restaurant Count at Period End	3,316	3,102	3,316	3,102

Sales	$22	$19	$82	$79
Franchise and Property Revenues	$123	$87	$400	$335
Total Revenues	$145	$106	$482	$414

Cost of Sales	$17	$15	$65	$63
Franchise and Property Expenses	$5	$5	$14	$12
Segment SG&A	$66	$52	$225	$193
Segment Depreciation and Amortization	$3	$2	$11	$10
Adjusted EBITDA(1)	$59	$37	$188	$157

For the full year and fourth quarter, system-wide sales growth was primarily driven by comparable sales growth and net restaurant growth of 6.9%. For the full year and fourth quarter, comparable sales were 12.1% and 34.4%, respectively, including US comparable sales of 13.0% and 37.9%, respectively.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of December 31, 2019, total debt was $12.3 billion, and net debt (total debt less cash and cash equivalents of $1.5 billion) was $10.8 billion, and net leverage was 4.7x. In the fourth quarter, we took advantage of favorable market conditions to refinance our Term Loan B and issue a New Second Lien Note with a favorable reduction to our overall cost of capital and extension of our debt maturity profile. The RBI board of directors has declared a dividend of $0.52 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2020. The dividend will be payable on April 3, 2020 to shareholders and unitholders of record at the close of business on March 16, 2020. In connection with the declared dividend, RBI also announced that it is targeting a total of $2.08 in dividends per common share and partnership exchangeable unit of RBI LP for 2020.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, February 10, 2020, to review financial results for the full year and fourth quarter ended December 31, 2019. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $34 billion in system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our long-term restaurant growth goal and our progress toward that goal, our future plans with respect to our brands and our total dividend target for 2020. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Sales	$627	$612	$2,362	$2,355
Franchise and property revenues	852	773	3,241	3,002
Total revenues	1,479	1,385	5,603	5,357
Operating costs and expenses:
Cost of sales	479	470	1,813	1,818
Franchise and property expenses	139	108	540	422
Selling, general and administrative expenses	316	297	1,264	1,214
(Income) loss from equity method investments	—	(5)	(11)	(22)
Other operating expenses (income), net	34	(1)	(10)	8
Total operating costs and expenses	968	869	3,596	3,440
Income from operations	511	516	2,007	1,917
Interest expense, net	126	130	532	535
Loss on early extinguishment of debt	19	—	23	—
Income before income taxes	366	386	1,452	1,382
Income tax expense	109	85	341	238
Net income	257	301	1,111	1,144
Net income attributable to noncontrolling interests	92	138	468	532
Net income attributable to common shareholders	$165	$163	$643	$612
Earnings per common share:
Basic	$0.55	$0.65	$2.40	$2.46
Diluted	$0.54	$0.64	$2.37	$2.42
Weighted average shares outstanding:
Basic	298	251	268	249
Diluted	469	469	469	473
Cash dividends declared per common share	$0.50	$0.45	$2.00	$1.80

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,533	$913
Accounts and notes receivable, net of allowance of $13 and $14, respectively	527	452
Inventories, net	84	75
Prepaids and other current assets	52	60
Total current assets	2,196	1,500
Property and equipment, net of accumulated depreciation and amortization of $746 and $704, respectively	2,007	1,996
Operating lease assets, net	1,176	—
Intangible assets, net	10,563	10,463
Goodwill	5,651	5,486
Net investment in property leased to franchisees	48	54
Other assets, net	719	642
Total assets	$22,360	$20,141
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$644	$513
Other accrued liabilities	790	637
Gift card liability	168	167
Current portion of long term debt and finance leases	101	91
Total current liabilities	1,703	1,408
Term debt, net of current portion	11,759	11,823
Finance leases, net of current portion	288	226
Operating lease liabilities, net of current portion	1,089	—
Other liabilities, net	1,698	1,547
Deferred income taxes, net	1,564	1,519
Total liabilities	18,101	16,523
Commitments and contingencies
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2019 and December 31, 2018; 298,281,081 shares issued and outstanding at December 31, 2019; 251,532,493 shares issued and outstanding at December 31, 2018	2,478	1,737
Retained earnings	775	674
Accumulated other comprehensive income (loss)	(763)	(800)
Total Restaurant Brands International Inc. shareholders’ equity	2,490	1,611
Noncontrolling interests	1,769	2,007
Total shareholders’ equity	4,259	3,618
Total liabilities and shareholders’ equity	$22,360	$20,141

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,111	$1,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	185	180
Premiums paid and non-cash loss on early extinguishment of debt	16	—
Amortization of deferred financing costs and debt issuance discount	29	29
(Income) loss from equity method investments	(11)	(22)
Loss (gain) on remeasurement of foreign denominated transactions	(14)	(33)
Net (gains) losses on derivatives	(49)	(40)
Share-based compensation expense	68	48
Deferred income taxes	58	29
Other	6	5
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(53)	19
Inventories and prepaids and other current assets	(15)	(7)
Accounts and drafts payable	112	41
Other accrued liabilities and gift card liability	(51)	(219)
Tenant inducements paid to franchisees	(54)	(52)
Other long-term assets and liabilities	138	43
Net cash provided by operating activities	1,476	1,165
Cash flows from investing activities:
Payments for property and equipment	(62)	(86)
Proceeds from disposal of assets, restaurant closures and refranchisings	8	8
Settlement/sale of derivatives, net	24	17
Other investing activities, net	—	17
Net cash provided by (used for) investing activities	(30)	(44)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,250	75
Repayments of long-term debt and finance leases	(2,266)	(74)
Payments in connection with redemption of preferred shares	—	(60)
Payment of financing costs	(50)	(3)
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(901)	(728)
Repurchase of Partnership exchangeable units	—	(561)
Proceeds from stock option exercises	102	61
Proceeds from derivatives	23	—
Other financing activities, net	—	5
Net cash used for financing activities	(842)	(1,285)
Effect of exchange rates on cash and cash equivalents	16	(20)
Increase (decrease) in cash and cash equivalents	620	(184)
Cash and cash equivalents at beginning of period	913	1,097
Cash and cash equivalents at end of period	$1,533	$913
Supplemental cash flow disclosures:
Interest paid	$584	$561
Income taxes paid	$248	$433

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended December 31,		Twelve Months Ended December 31,
KPIs by Market	2019	2018	2019	2018
	(unaudited)		(unaudited)
System-wide Sales Growth
TH - Canada	(3.3)%	2.2%	(0.4)%	2.4%
TH - Rest of World	(0.1)%	3.6%	0.5%	1.9%
TH - Global	(2.9)%	2.4%	(0.3)%	2.4%

BK - US	1.4%	3.0%	2.7%	3.3%
BK - Rest of World	14.5%	13.5%	15.3%	14.2%
BK - Global	8.4%	8.4%	9.3%	8.9%

PLK - US	45.0%	5.0%	18.4%	7.0%
PLK - Rest of World	25.2%	14.7%	19.1%	22.0%
PLK - Global	42.3%	6.3%	18.5%	8.9%

System-wide Sales (in US$ millions)
TH - Canada	$1,457	$1,505	$5,856	$6,014
TH - Rest of World	$222	$222	$860	$855
TH - Global	$1,679	$1,727	$6,716	$6,869

BK - US	$2,565	$2,529	$10,204	$9,939
BK - Rest of World	$3,340	$2,999	$12,717	$11,685
BK - Global	$5,905	$5,528	$22,921	$21,624

PLK - US	$1,164	$802	$3,812	$3,221
PLK - Rest of World	$163	$132	$585	$511
PLK - Global	$1,327	$934	$4,397	$3,732

Comparable Sales
TH - Canada	(4.6)%	2.2%	(1.4)%	0.9%
TH - Rest of World	(2.5)%	—%	(2.1)%	(1.8)%
TH - Global	(4.3)%	1.9%	(1.5)%	0.6%

BK - US	0.6%	0.8%	1.7%	1.4%
BK - Rest of World	4.7%	2.4%	4.9%	2.5%
BK - Global	2.8%	1.7%	3.4%	2.0%

PLK - US	37.9%	(0.1)%	13.0%	0.9%
PLK - Rest of World	10.3%	1.4%	5.7%	7.1%
PLK - Global	34.4%	0.1%	12.1%	1.6%

	As of December 31,
KPIs by Market	2019	2018
	(unaudited)
Net Restaurant Growth
TH - Canada	1.5%	1.1%
TH - Rest of World	3.0%	6.7%
TH - Global	1.8%	2.1%

BK - US	0.2%	1.4%
BK - Rest of World	9.8%	9.7%
BK - Global	5.9%	6.1%

PLK - US	5.5%	6.1%
PLK - Rest of World	11.3%	11.0%
PLK - Global	6.9%	7.3%

Restaurant Count
TH - Canada	4,014	3,955
TH - Rest of World	918	891
TH - Global	4,932	4,846

BK - US	7,346	7,330
BK - Rest of World	11,492	10,466
BK - Global	18,838	17,796

PLK - US	2,476	2,347
PLK - Rest of World	840	755
PLK - Global	3,316	3,102

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
Segment SG&A TH(1)	$73	$76	$309	$314
Segment SG&A BK(1)	151	144	600	577
Segment SG&A PLK(1)	66	53	225	193
Share-based compensation and non-cash incentive compensation expense	12	10	74	55
Depreciation and amortization(2)	5	4	19	20
PLK Transaction costs	—	—	—	10
Corporate restructuring and tax advisory fees	9	6	31	25
Office centralization and relocation costs	—	4	6	20
Selling, general and administrative expenses	$316	$297	$1,264	$1,214

(1)
Segment SG&A includes segment selling expenses and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$8	$2	$7	$19
Litigation settlements and reserves, net	1	12	2	11
Net losses (gains) on foreign exchange(4)	23	(14)	(15)	(33)
Other, net	2	(1)	(4)	11
Other operating expenses (income), net	$34	$(1)	$(10)	$8

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, Unlevered Free Cash Flow, and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. Additionally, for comparability purposes, we are calculating organic growth under Previous Standard for both periods presented.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Commencing in the first quarter of 2019, we changed our calculation of Free Cash Flow to be defined as Net cash provided by (used for) operating activities minus Payments for property and equipment, as management believes that the other components of Net cash provided by (used for) investing activities that were previously included in the definition (such as restaurant closures/refranchisings and settlement of derivatives) are not core to the business and are subject to significant quarterly fluctuations.

Unlevered Free Cash Flow is the total of net cash provided by operating activities minus payments for property and equipment plus interest paid. Unlevered Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. 2018 Unlevered Free Cash Flow includes an adjustment for the Part VI.1 Tax Payment made in Q1’18, which was a one-time preferred redemption tax paid as part of a make-whole agreement triggered by the early redemption of preferred shares.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three and Twelve Months Ended December 31, 2019
(Unaudited)

					Impact of	Impact of FX
	Actual		Q4 '19 vs. Q4 '18		New Standard	Movements	Organic Growth
(in US$ millions)	Q4 '19	Q4 '18	$	%	$	$	$	%
Revenue
TH	$872	$852	$20	2.4%	$20	$—	$—	(0.1)%
BK	$462	$427	$35	8.4%	$10	$(4)	$29	7.1%
PLK	$145	$106	$39	35.8%	$1	$—	$38	35.5%
Total Revenues	$1,479	$1,385	$94	6.8%	$31	$(4)	$67	4.9%
Adjusted EBITDA
TH	$297	$297	$—	(0.1)%	$—	$—	$—	(0.2)%
BK	$266	$247	$19	7.7%	$—	$(3)	$22	9.2%
PLK	$59	$37	$22	62.4%	$—	$—	$22	62.7%
Adjusted EBITDA	$622	$581	$41	7.2%	$—	$(3)	$44	7.8%

Note: Percentage changes may not recalculate due to rounding.

The change in Adjusted EBITDA during the three months ended December 31, 2019 compared to the three months ended December 31, 2018 includes a decrease of $4 million related to the temporary mismatch between advertising fund revenues and expenses which had a negative impact of approximately (0.7%) on the organic Adjusted EBITDA growth rate.

					Impact of	Impact of FX
	Actual		2019 vs. 2018		New Standard	Movements	Organic Growth
(in US$ millions)	2019	2018	$	%	$	$	$	%
Revenue
TH	$3,344	$3,292	$52	1.6%	$85	$(66)	$33	1.0%
BK	$1,777	$1,651	$126	7.7%	$43	$(30)	$113	7.0%
PLK	$482	$414	$68	16.4%	$2	$(1)	$67	16.2%
Total Revenues	$5,603	$5,357	$246	4.6%	$130	$(97)	$213	4.0%
Adjusted EBITDA
TH	$1,122	$1,127	$(5)	(0.5)%	$—	$(22)	$17	1.5%
BK	$994	$928	$66	7.1%	$—	$(26)	$92	10.2%
PLK	$188	$157	$31	20.2%	$—	$(1)	$32	20.7%
Adjusted EBITDA	$2,304	$2,212	$92	4.2%	$—	$(49)	$141	6.5%

Note: Percentage changes may not recalculate due to rounding.

The change in Adjusted EBITDA during the twelve months ended December 31, 2019 compared to the twelve months ended December 31, 2018 includes a decrease of $12 million related to the temporary mismatch between advertising fund revenues and expenses which had a negative impact of approximately (0.6%) on the organic Adjusted EBITDA growth rate.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2019	2018	2019	2018
Segment income:
TH	$297	$297	$1,122	$1,127
BK	266	247	994	928
PLK	59	37	188	157
Adjusted EBITDA	622	581	2,304	2,212
Share-based compensation and non-cash incentive compensation expense(1)	12	10	74	55
PLK Transaction costs(2)	—	—	—	10
Corporate restructuring and tax advisory fees(3)	9	6	31	25
Office centralization and relocation costs(4)	—	4	6	20
Impact of equity method investments(5)	10	3	11	(3)
Other operating expenses (income), net	34	(1)	(10)	8
EBITDA	557	559	2,192	2,097
Depreciation and amortization	46	43	185	180
Income from operations	511	516	2,007	1,917
Interest expense, net	126	130	532	535
Loss on early extinguishment of debt	19	—	23	—
Income tax expense(6)(7)	109	85	341	238
Net income	$257	$301	$1,111	$1,144

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2019	2018	2019	2018
Net income	$257	$301	$1,111	$1,144
Income tax expense(6)(7)	109	85	341	238
Income before income taxes	366	386	1,452	1,382
Adjustments:
Franchise agreement amortization	8	8	31	31
Amortization of deferred financing costs and debt issuance discount	7	7	29	29
Interest expense and loss on extinguished debt(8)	24	3	37	12
PLK Transaction costs(2)	—	—	—	10
Corporate restructuring and tax advisory fees(3)	9	6	31	25
Office centralization and relocation costs(4)	—	4	6	20
Impact of equity method investments(5)	10	3	11	(3)
Other operating expenses (income), net	34	(1)	(10)	8
Total adjustments	92	30	135	132
Adjusted income before income taxes	458	416	1,587	1,514
Adjusted income tax expense(6)(7)(9)	107	98	313	272
Adjusted net income	$351	$318	$1,274	$1,242
Adjusted diluted earnings per share	$0.75	$0.68	$2.72	$2.63
Weighted average diluted shares outstanding	469	469	469	473

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage, Free Cash Flow and Unlevered Free Cash Flow
(Unaudited)

	As of December 31,
(in US$ millions, except ratio)	2019	2018
Term debt, net of current portion	$11,759	$11,823
Finance leases, net of current portion	288	226
Current portion of long term debt and finance leases	101	91
Unamortized deferred financing costs and deferred issue discount	148	145
Total debt	$12,296	$12,285

Cash and cash equivalents	$1,533	$913
Net debt	10,763	11,372
LTM adjusted EBITDA	2,304	2,212
Net leverage	4.7x	5.1x

	Twelve Months Ended December 31,
(in US$ millions)	2019	2018
Net cash provided by operating activities	$1,476	$1,165
Payments for property and equipment	(62)	(86)
Free cash flow	$1,414	$1,079

	Twelve Months Ended December 31,	Nine Months Ended September 30,	Three Months Ended December 31,
(in US$ millions)	2019	2019	2019
Calculation:	A	B	A - B
Net cash provided by operating activities	$1,476	$911	$565
Payments for property and equipment	(62)	(32)	(30)
Free cash flow	$1,414	$879	$535

	Twelve Months Ended December 31,
	2019	2018	2017	2016	2015
(in US$ millions)
Net cash provided by operating activities	$1,476	$1,165	$1,391	$1,250	$1,211
Payments for property and equipment	(62)	(86)	(37)	(34)	(115)
Interest paid	584	561	447	407	408
Part VI.1 Tax Payment	—	277	—	—	—
Unlevered Free Cash Flow	$1,998	$1,917	$1,801	$1,623	$1,504

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2018 and 2019 cash bonus, respectively.

(2)	In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses.

(3)	Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on
December 22, 2017, including final, proposed and temporary Treasury regulations issued in 2018 and 2019.

(4)	In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)
The effective tax rate for the twelve months ended December 31, 2019 reflects a $37 million income tax expense provision adjustment related to a prior restructuring transaction not applicable to ongoing operations which increased our effective tax rate by 2.5% during the twelve months ended December 31, 2019. The effective tax rate for the three and twelve months ended December 31, 2019 also reflects a $16 million income tax expense provision adjustment related to revaluing our Swiss net deferred tax liabilities due to Swiss tax reform which increased our effective tax rate by 4.3% and 1.1% during the three and twelve months ended December 31, 2019, respectively. Adjusted income tax expense excludes the impact of these adjustments.

(7)
The effective tax rate was reduced by 0.1% and 0.2% for the three months ended December 31, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 0.1% and 0.2% for the three months ended December 31, 2019 and 2018, respectively, as a result of benefits from stock option exercises. The effective tax rate was reduced by 2.2% and 5.0% for the twelve months ended December 31, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 2.0% and 4.6% for the twelve months ended December 31, 2019 and 2018, respectively, as a result of benefits from stock option exercises.

(8)
Represents loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(9)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.